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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 2-91309, 33-47832, 33-59562, 333-01871, and 333-01303) and the Registration
Statements on Form S-8 (Nos. 2-76847, 2-81536, 33-26099, 33-30821, 33-48165,
33-52067, 33-52989, 33-50563, and 33-54099) of Dresser Industries, Inc. of
our report dated November 27, 1996 appearing on page 29 of the Annual Report to Shareowners which is incorporated in this Annual Report on Form 10-K.

/s/  Price Waterhouse LLP
PRICE WATERHOUSE LLP

Dallas, Texas
January 27, 1997